SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ####


[The following is an advertisement for distribution by KCPL on internal bulletin boards and for publication in local and regional newspapers.]

[text of a letter to Drue Jennings]

     Drue Jennings
     Chairman of the Board, President and CEO
     Kansas City Power & Light Company

     Dear Drue,

     We support you in your continuing efforts to bring the KCPL/UtiliCorp merger to fruition. The growth potential and long-term benefits of this union, we believe, would be more realistic than what Western
     Resources is proposing.

     This letter is being signed by employees of KCPL to show our support of you and our merger with UtiliCorp.
     We offer to do anything we can to get the truth out to the employees, the shareholders and the public.

                              The KCPL Team

     (The surrounding signatures represent just some of the many employees volunteering to support the KCPL/UtiliCorp merger.)

[end of letter to Drue Jennings]

                           [KCPL logo]

            Our employees have signed their support.
                       Now it's your turn.
 Vote YES to the KCPL/UtiliCorp merger on the WHITE proxy card.

[end of advertisement piece]